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                                                                 THE HARTFORD

CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND
GENERAL COUNSEL
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
INTERNET: crepasy@hartfordlife.com

January 21, 2003

Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:    ICMG REGISTERED VARIABLE LIFE SEPARATE ACCOUNT ONE
       HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
       FILE NO. 333-13735

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company ICMG Registered Variable Life Separate Account One (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy

                       Hartford Life Insurance Companies
         Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT  06089
                  Mail: P.O. Box 2999, Hartford, CT 06104-2999